DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Nurse Solutions Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Business Filings Incorporated Name 6100 Neil Road, Suite 500, Reno, NEVADA 89511 Street Address / City / Zip Code Optional Mailing Address / City / State / Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 Par value: $ 0.001 Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Thomas Zurawek Name 439 West Bockman Way, Sparta, Tennessee 38583 Street Address / City / State / Zip Code 2. Name Street Address / City / State / Zip Code 3. Name Street Address / City / State / Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: All lawful business
6. **Names, Address and Signature of Incorporator:** (attach additional page if there is more than 1 incorporator)	The Nevada Company, Mark Schiff, AVP Name / Signature 8025 Excelsior Drive, Suite 200, Madison, WI 53717 Address / City / State / Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R.A. or On Behalf of R.A. Company November 13, 2006 Date

This form must be accompanied by appropriate fees. See attached fee schedule.